As filed with the Securities and Exchange Commission on December 1, 1998
                                                  Registration No. 333-[ ___ ]

==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             ----------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             ----------------

                    Smurfit-Stone Container Corporation
          (Exact name of registrant as specified in its charter)

         Delaware                          2653                   43-1531401
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
   of incorporation or          Industrial Classification    Identification No.)
       organization)                   Code Number)


                       Jefferson Smurfit Corporation
                           8182 Maryland Avenue
                         St. Louis, Missouri 63105
                 (Address of principal executive offices)

                             ----------------

                    SMURFIT-STONE CONTAINER CORPORATION
                       1998 LONG TERM INCENTIVE PLAN
                        AND EQUITY ADJUSTMENT PLAN

                             ----------------

                               Craig A. Hunt
                Vice President, General Counsel & Secretary
                         Jefferson Smurfit Center
                           8182 Maryland Avenue
                         St. Louis, Missouri 63105
                  (Name and address of agent for service)
Telephone number, including area code, of agent for service: (501) 881-6409

                                 Copy to:
                             John R. Ettinger
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, NY  10017
                              (212) 450-4000

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                                      Proposed
                                                                    Proposed           Maximum
                                                                    Maximum           Aggregate       Amount of
                                                 Amount to       Offering Price       Offering       Registration
   Title of Securities to be Registered        be Registered      Per Share(1)        Price(1)           Fee
------------------------------------------   ----------------   -----------------    -----------     ------------
Smurfit-Stone Container Corporation              14,956,173         $13.50         $194,398,369.00    $54,042.75
Common Stock, par value $.01 per share
=================================================================================================================

1. Of the 14,956,173 shares being registered hereunder, 8,500,000 are shares available for future grants under the Smurfit-Stone Container
    Corporation Long Term Incentive Plan (the "LTIP Shares") and the remaining 6,456,173 shares are shares issuable under former Stone
    Container Corporation ("Stone") options which were converted into options on the Registrant's shares as a result of the merger of Stone with a subsidiary of the Registrant (the "Adjusted Option Shares").
    The maximum aggregate offering price for the LTIP Shares is $107,578,125.00, as computed pursuant to Rule 457(c) based on the average of the bid and asked price of the shares on November 23, 1998
    (8,500,000 times $12.66). The maximum aggregate offering price for the Adjusted Option Shares is $86,820,244.00, which is the aggregate exercise price of the Stone options which may be exercised for Adjusted
    Option Shares, as required under Rule 457(h)(1) (exercise prices range from $13.29 to $13.50 per share).


                                  PART II


            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Smurfit-Stone Container Corporation (formerly known as Jefferson Smurfit Corporation) (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein:

               (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Registrant's Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

               (2) All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

               (3) The description of the Registrant's common stock $0.01 par value ("Common Stock" or "Shares") contained in the Registrant's registration statement on Form 8-A (File No. 0-23876), filed under the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

               Not applicable, see Item 3(3) above.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               None.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Exculpation. Section 102(b)(7) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or unlawful stock repurchases, or for any transaction from which the director derived an improper personal benefit.

               The Amended and Restated Certificate of Incorporation of the Registrant will incorporate, the exculpation provisions permitted by Section 102(b)(7) described above.

               Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors, officers, employees or agents against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               The Amended and Restated By-Laws of the Registrant make mandatory, the indemnification permitted by Section 145 described above.

               Insurance. The directors and officers of JSC are insured under a policy of directors' and officers' liability insurance.

               Stone Directors and Officers. The Agreement and Plan of Merger, dated May 10, 1998, among Jefferson Smurfit Corporation, JSC Acquisition Corporation and Stone Container Corporation ("Stone") (the "Merger Agreement") providing for the acquisition of Stone by the Registrant by way of a merger of JSC Acquisition Corporation into Stone (the "Merger") provides that the Registrant will (or will cause an affiliate to) indemnify and hold harmless, to the same extent provided for in the Stone charter and Stone bylaws, current or former directors or officers of Stone for damages and liabilities (including reasonable attorneys' fees) arising out of or pertaining to any action or inaction in their capacity as an officer or director occurring before the effective time of the Merger (the "Effective Time")(including transactions contemplated by the Merger Agreement). The Merger Agreement further provides that the indemnification obligations set forth in the Stone charter and Stone bylaws as of the date thereof, will survive the Merger and will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in a manner that would adversely affect the rights of individuals who were directors, officers, employees or agents of Stone or its subsidiaries on or prior to the Effective Time.

               The Merger Agreement also provides that for a period of six years after the Effective Time, the Registrant will provide to Stone's current directors and officers liability insurance protection substantially equivalent in kind and scope to that provided by Stone's current directors' and officers' liability insurance policies in effect the date thereof; provided however, the Registrant will not be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Stone for such insurance (such amount, the "Maximum Premium"); provided, further, that if during such period the annual premiums for comparable insurance coverage exceed the Maximum Premium, the Registrant shall be obligated to provide a policy that, in the reasonable judgment of the Registrant, provides the best coverage available for a cost not exceeding the Maximum Premium.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

Item 8. EXHIBITS

     4.01 Amended and Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Annex B of Registrant's Joint Proxy Statement/Prospectus contained in the Registrant's Form S-4 registration statement filed with the Commission on October 8, 1998).

     4.02  Amended and Restated By-Laws of the Registrant.
           (Incorporated herein by reference to Annex C of Registrant's Joint Proxy Statement/Prospectus contained in the Registrant's Form S-4 registration statement filed with the Commission on October 8, 1998).

     5.01  Opinion of Davis Polk & Wardwell.

     23.01 Consent of Ernst & Young.

     24.01 Power of attorney (included on the signature page of this registration statement).

Item 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act")

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on November 23, 1998.


                              SMURFIT-STONE CONTAINER CORPORATION


                              By: /s/ Patrick J. Moore
                                  --------------------------------------
                                  Name:  Patrick J. Moore
                                  Title: Vice President &
                                         Chief Financial Officer




                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Patrick J. Moore and Craig A. Hunt, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Smurfit-Stone Container Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                                Title                         Date
--------------------------------       -----------------------------       -----------------


/s/ Dr. Michael W. J. Smurfit          Chairman of the Board of
--------------------------------       Directors                           November 23, 1998
Dr. Michael W. J. Smurfit



/s/ Ray M. Curran
--------------------------------
Ray M. Curran                          Director                            November 23, 1998



/s/ Dr. Dermot Smurfit
--------------------------------
Dr. Dermot Smurfit                     Director                            November 23, 1998



/s/ Richard W. Graham
--------------------------------
Richard W. Graham                      Director                            November 23, 1998



/s/ James J. O'Connor
--------------------------------
James J. O'Connor                      Director                            November 23, 1998



/s/ Thomas A. Reynolds, III
--------------------------------
Thomas A. Reynolds, III                Director                            November 23, 1998



/s/ Matthew S. Kaplan
--------------------------------
Matthew S. Kaplan                      Director                            November 23, 1998



/s/ Dionisio Garza
--------------------------------
Dionisio Garza                         Director                            November 23, 1998



/s/ Richard A. Giesen
--------------------------------
Richard A. Giesen                      Director                            November 23, 1998



/s/ Jerry K. Pearlman
--------------------------------
Jerry K. Pearlman                      Director                            November 23, 1998



/s/ Alan E. Goldberg
--------------------------------
Alan E. Goldberg                       Director                            November 23, 1998



/s/ Roger W. Stone                     President, Chief Executive
--------------------------------       Officer and Director (Principal
Roger W. Stone                         Executive Officer)                   November 23, 1998



/s/ Patrick J. Moore                   Chief Financial Officer
--------------------------------       (Principal Financial and
Patrick J. Moore                       Accounting Officer)                  November 23, 1998






                             INDEX TO EXHIBITS

 Exhibit                                                               Sequentially
 Number                            Exhibit                             Numbered Page
 ------                            -------                             -------------
    4.01       Amended and Restated Certificate of Incorporation of           *
               the Registrant.  (Incorporated herein by reference to
               Annex B of Registrant's Joint Proxy
               Statement/Prospectus contained in the Registrant's
               Form S-4 registration statement filed with the
               Commission on October 8, 1998).

    4.02       Amended and Restated By-Laws of the Company.                   *
               (Incorporated herein by reference to Annex C of
               Registrant's Joint Proxy Statement/Prospectus
               contained in the Registrant's Form S-4 registration
               statement filed with the Commission on October 8,
               1998).

    5.01       Opinion of Davis Polk & Wardwell.

   23.01       Consent of Ernst & Young LLP.

   24.01 Power of attorney (included on the signature page of this registration statement).








------------
*     Incorporated by reference.